EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

LaBARGE, INC.

(A Delaware Corporation)

(As amended through August 22, 2007)
________________________________

ARTICLE I

STOCKHOLDERS

1.         CERTIFICATES REPRESENTING STOCK.  The shares of the corporation’s stock may be certificated or uncertificated, as provided under Section 158 of the Delaware General Corporation Law, and shall be entered in the books of the corporation and registered as they are issued.  Any certificates representing shares of stock of the corporation shall be in such form as may be determined by the Board of Directors.  Any certificates issued to any stockholder of the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation.  If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, if certificates are issued, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares, if such certificates are issued by the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.

The corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.         FRACTIONAL SHARE INTERESTS.  The corporation may, but shall not be required to, issue fractions of a share.  In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided.  Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

3.         STOCK TRANSFERS.  Upon compliance with all restrictions and requirements applicable to the shares, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by such holder’s attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the corporation.  The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

4.         RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.         MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock”, or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

6.         STOCKHOLDER MEETINGS.

-           TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

-           PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

-           CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

-           NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

-           STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.   The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

-           CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting:  The Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

-           PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

-           INSPECTORS AND JUDGES.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof.  If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as a inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability.  The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

-           QUORUM.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

-           VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law, the Certificate of Incorporation or these Bylaws prescribes a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

-           STOCKHOLDER ACTION WITHOUT MEETINGS.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if less than all of said stockholders, but not less than those having at least the minimum voting power required to take corporate action under the provisions of the General Corporation Law, the Certificate of Incorporation or these Bylaws, shall consent in writing to such corporate action; provided that prompt notice be given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

ARTICLE II

DIRECTORS

1.         FUNCTIONS AND DEFINITION.  The business of the corporation shall be managed by the Board of Directors of the corporation.  The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.         QUALIFICATIONS AND NUMBER.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The initial Board of Directors shall consist of eight persons.  Thereafter the number of directors constituting the whole board shall be at least three, except that, where all the shares of stock of the corporation are owned beneficially and of record by less than three stockholders, the number of directors may be less than three but not less than the number of such stockholders.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the directors, or, if the number is not fixed, the number shall be three.  The number of directors may be increased or decreased by action of the directors.

3.         ELECTION AND TERM.  The directors shall be divided into three classes:  Class A, Class B and Class C.  Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class A directors shall expire at the Annual Meeting of Stockholders in 1996; the term of office of the initial Class B directors shall expire at the Annual Meeting of Stockholders in 1997; and the term of office of the initial Class C directors shall expire at the Annual Meeting of Stockholders in 1998, or thereafter in each case when their respective successors are elected and have qualified.  At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified.  If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes in nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.  If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the vacancy or the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these Bylaws, until the expiration of the term of the class to which he has been chosen and until his successor shall be duly elected and qualified.

4.         MEETINGS.

-           TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

-           PLACE.  Meetings may be held at such place within or without the State of Delaware as shall be fixed by the Board or in the call of the meeting.  Meetings may be held, and members may be present at any meeting, by long distance or conference telephone connection.

-           CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office.

-           NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors.  The notice of any meeting need not specify the purpose of the meeting.  Any requirement of furnishing a notice shall be waived by any director who participates therein or signs a written waiver of such notice before or after the time stated therein.

-           QUORUM AND ACTION.  One-third of the whole Board, but not less than two members, shall constitute a quorum except for filling a vacancy or vacancies as provided in Article II, Section 3.  A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place.  Except as otherwise provided by the General Corporation Law, the Board shall act by vote of a majority of the directors present at a meeting, a quorum existing.

-           CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.         REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause by the stockholders or the Board of Directors.

6.         COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7.         ACTION IN WRITING.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

1.         OFFICERS SHALL BE CHOSEN BY DIRECTORS.  The officers of the corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer.  The Board of Directors may also elect a Chairman of the Board of Directors, a Vice Chairman thereof, one or more Executive Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers; two or more offices may be held by the same person.

2.         ELECTION AT DIRECTORS' ORGANIZATION MEETING.  The Board of Directors at its first meeting and thereafter annually shall elect a President, a Vice President, a Secretary and a Treasurer.

3.         APPOINTMENT OF OTHER OFFICERS.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.         COMPENSATION.  The salaries of all officers of the corporation shall be fixed by the Board of Directors.

5.         TENURE.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed for cause or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors.  Any officer may resign at any time upon written notice.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

6.         CHIEF EXECUTIVE OFFICER.  The powers of the Chief Executive Officer of the corporation shall be vested in the President, unless the Chairman of the Board has previously been designated by the Board of Directors to be the Chief Executive Officer of the corporation.  If the powers of the Chief Executive Officer shall be vested solely in the Chairman of the Board, the President shall be subordinate only to the Chairman of the Board and shall be the Chief Operating Officer of the corporation and shall be in charge of, and exercise general supervisory control over, all operational phases and departments of the corporation.  In general, the Chief Executive Officer shall perform all duties usually vested in the Chief Executive Officer of a corporation and such other duties as may be prescribed from time to time by the Board of Directors.

The President shall preside at all meetings of the stockholders and of the Board of Directors, unless there shall be a Chairman of the Board, in which case the President shall preside in the absence or with the consent of the Chairman of the Board.

7.         VICE PRESIDENT.  A Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the Chief Executive Officer of the corporation.  In the absence or disability of the Chief Executive Officer of the corporation and the President, the Vice President, if only one, and if more than one, a Vice President designated by the Board of Directors or the Chief Executive Officer of the corporation shall perform the duties and exercise the powers of the Chief Executive Officer.  A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

8.         SECRETARY.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer of the corporation, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.  The Secretary may sign and execute contracts and other obligations pertaining to the regular course of his duties.

9.         ASSISTANT SECRETARIES.  An Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer of the corporation may from time to time prescribe.

10.       TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer of the corporation and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, the Treasurer shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

11.       ASSISTANT TREASURER.  An Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer of the corporation may from time to time prescribe.

12.       DELEGATION OF POWER.  In case of absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the entire Board concurs therein.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

AMENDMENTS

These Bylaws may be made, altered, amended or repealed, subject to the provisions of the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such making, alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that any Bylaw, other than an original Bylaw, which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders.  Notwithstanding the foregoing, any amendment of Article II hereof shall require the affirmative vote of a majority of the members of the Board of Directors or of holders of two-thirds (2/3s) of the outstanding shares entitled to vote.

ARTICLE VII

INDEMNIFICATION

1.         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, (not including any predecessor corporation), or is or was serving at the request of this corporation (not including any predecessor corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this corporation (not including any predecessor corporation), or is or was serving at the request of this corporation (not including any predecessor corporation), as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

3.         The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.